Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated March 31, 2022 and each included in this Post-Effective Amendment No. 535 to the Registration Statement Form N-1A, File No. 333-172080 of Managed Portfolio Series Trust.

We also consent to the incorporation by reference of our report dated January 28, 2022 with respect to the financial statements and financial highlights of Ecofin Global Energy Transition Fund, Tortoise MLP & Pipeline Fund, Ecofin Global Renewables Infrastructure Fund and Tortoise MLP & Energy Income Fund, four of the portfolios constituting Managed Portfolio Series Trust included in the Annual Report to Shareholders (Form N-CSR) for the year ended November 30, 2021, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young LLP
Minneapolis, Minnesota
March 30, 2022

Appendix A

Ecofin Global Energy Transition Fund
Tortoise MLP & Pipeline Fund
Ecofin Global Renewables Infrastructure Fund
Tortoise MLP & Energy Income Fund